UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GenOn Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0655566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Main Street Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Long-Term Incentive Plan of GenOn Energy, Inc.
(Full title of the plan)
Michael L. Jines
Executive Vice President,
General Counsel and Corporate Secretary
and Chief Compliance Officer
GenOn Energy, Inc.
1000 Main Street
Houston, Texas 77002
(Name and address of agent for service)
(832) 357-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-60328) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on May 7, 2001 by GenOn Energy, Inc., formerly RRI Energy, Inc. (the “Registrant”), a Delaware corporation, is being filed to deregister all unsold shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), and associated Series A preferred share purchase rights (the “Rights”) that were originally reserved for issuance under the Long-Term Incentive Plan of GenOn Energy, Inc.
On December 3, 2010, pursuant to an Agreement and Plan of Merger dated as of April 11, 2010 (the “Merger Agreement”), RRI Energy Holdings, Inc., a wholly owned subsidiary of the Registrant, merged with and into Mirant Corporation (“Mirant”), with Mirant continuing as the surviving entity and a direct wholly-owned subsidiary of the Registrant (the “Merger”). In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with the undertaking contained in the Registration Statement, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the Common Stock and Rights registered that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 3, 2010.

GENON ENERGY, INC.
By:	/s/ Edward R. Muller
Edward R. Muller
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward R. Muller Edward R. Muller	Chairman and Chief Executive Officer	December 3, 2010

/s/ J. William Holden III J. William Holden III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 3, 2010

/s/ Thomas C. Livengood Thomas C. Livengood	Senior Vice President and Controller (Principal Accounting Officer)	December 3, 2010

/s/ E. William Barnett E. William Barnett	Director	December 3, 2010

/s/ Terry G. Dallas Terry G. Dallas	Director	December 3, 2010

/s/ Mark M. Jacobs Mark M. Jacobs	Director	December 3, 2010

/s/ Thomas H. Johnson Thomas H. Johnson	Director	December 3, 2010

/s/ Steven L. Miller Steven L. Miller	Director	December 3, 2010

/s/ Edward R. Muller Edward R. Muller	Director	December 3, 2010

/s/ Robert C. Murray Robert C. Murray	Director	December 3, 2010

/s/ Laree E. Perez Laree E. Perez	Director	December 3, 2010

/s/ Evan J. Silverstein Evan J. Silverstein	Director	December 3, 2010

/s/ William L. Thacker William L. Thacker	Director	December 3, 2010